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                          EXHIBIT 4.15




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                     STOCK OPTION AGREEMENT


     Marnell Corrao, Inc., a Nevada corporation ("Optionor"), and
____________________ ("Optionee") hereby agree as of the 11th day of December, 1991, as follows:


                      W I T N E S S E T H:

     WHEREAS, Optionor is the owner of shares of MarCor Resorts, Inc., a Nevada corporation (the "Company");

     WHEREAS, Optionee has paid Optionor the sum of Ten and No/100ths Dollars ($10.00);

     WHEREAS, Optionor acquired its shares of the Company with an intent to invest in said shares and did not and does not intend to distribute said shares in contravention of the federal securities laws or of the laws of the State of Nevada or any other state;

     WHEREAS, Optionor and Optionee acknowledge that the shares of the Company held by Optionor are restricted shares under the federal and state securities laws, and any resales of shares are subject to such federal and state securities laws;

     WHEREAS, Optionor desires to grant an option to Optionee to acquire a stated amount of Optionor's shares;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Optionor and Optionee hereby agree as follows:

     1. Optionee is entitled to purchase from Optionor, at the price of $2.50 per share up to __________ (__________) shares, fully paid and non-assessable Common Shares of the Company, $.01 par value (hereinafter called "capital stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The rights granted pursuant to this paragraph shall hereinafter be referred to as the "Option."

     2. The Option and all rights granted hereunder shall expire on the first to occur of the following:

          (a)  At 11:59 P.M., Las Vegas, Nevada time, on December
12, 1996.

           (b) At 11:59 P.M., Las Vegas, Nevada time, on the thirtieth day following Optionee's cessation of employment, including service as an officer or director, by or with Optionor or its affiliates. As used herein "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Optionor.

           (c) At 11:59 P.M., Las Vegas, Nevada time, on the one hundred eightieth day following the date of death of Optionee.

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     3.    The Option may be exercised by the Optionee hereof, in
whole or in part (but not for fractional shares of capital stock) by delivery of notice in writing at the office of Optionor (or such other office or agency as Optionor may designate by notice in writing to the Optionee at the address of such Optionee appearing at the end of this Agreement at any time within the period above named) and upon payment to Optionor by certified check or cashier's check of the purchase price for such shares. In the event of any exercise of the rights represented by this Option, certificates for the shares of capital stock so purchased shall be delivered to the Optionee hereof within a reasonable time after the rights represented by this Option shall have been so exercised.

     4. The above provisions are, however, subject to the following:

           (a) In case the Company shall declare any dividend or other distribution upon its outstanding capital stock payable in capital stock or shall subdivide its outstanding shares of capital stock into a greater number of shares, then the number of shares of capital stock which may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase through such dividend or subdivision and the purchase price per share shall be decreased in such proportion. In case the Company shall at any time combine the outstanding shares of its capital stock into a smaller number of shares, the number of shares of capital stock which may thereafter be purchased upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination and the purchase price per share shall be increased in such proportion.

           (b) In case the Company shall declare a dividend upon the capital stock payable otherwise than out of earnings or surplus (other than paid-in surplus) or otherwise than in capital stock, the purchase price per share in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount (hereof payable) per share of the capital stock or, in the case of any other  dividend,  to  the fair value thereof  per  share  of  the capital stock as determined by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of capital stock of record entitled to such dividend are to be determined.

           (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made by Optionor whereby Optionee shall thereafter have the right to purchase and receive from Optionor upon the basis and upon the terms and conditions specified in this Option and in lieu of the shares of the capital stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such capital stock equal to the number of shares of such capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had

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such   reorganization,  reclassification,  consolidation,  merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Optionee to the end that the provisions hereof (including without limitation provisions for adjustment of the purchase price per share and of the number of shares purchasable upon the exercise of this Option) shall thereafter be applicable, as nearly  as  may  be in relation to any shares of  applicable,  as nearly  as  may be in relation to any shares of stock, securities
or  assets thereafter deliverable upon the exercise hereof.   Any
such shares of stock, securities or assets which the Optionee hereof may be entitled to purchase pursuant to this paragraph (c) shall be included within the "capital stock" as used herein.

           (d) Upon any adjustment of the number of shares of capital stock which may be purchased upon the exercise of the rights represented hereby and/or of the purchase price per share, then and in each such case the Optionor shall give written notice thereof, by first class mail, postage prepaid, addressed to the Optionee at the address of such Optionee as shown herein, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. Optionee represents that this Option is being acquired with no present intention of selling or distributing any capital stock received upon the exercise hereof, unless registered under federal and applicable state laws or pursuant to exemptions from such registration.

     6. This Option is personal to Optionee and may not be sold, transferred or assigned to any person whatsoever. This Option shall inure to the benefit of Optionee's heirs, successors and assigns for the sole purpose of the right to exercise said Option, subject to the time limitation in Section 2 hereof.

     Neither this Option, nor the shares to be acquired hereunder, have been registered under the Securities Act of 1933, as amended, or the laws of any other jurisdiction, and neither this Option nor the shares to be acquired hereunder may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless so registered, or unless an exemption from registration is available pursuant to law.

     The sale, assignment or other disposition of this Option and the shares to be acquired hereunder are further restricted by Rule 144, promulgated by the Securities and Exchange Commission.

     The Optionee accepts and receives such securities without a view to the distribution of same.

     Before any transfer in connection with the resale of this Option, or sale of the shares issuable to be acquired hereunder, written approval must first be obtained from counsel for the Optionor and counsel for the Company, and such approval will be based upon compliance with the requirements of the Securities Act of 1933 and appropriate state law.

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     7.  (a)  Optionor agrees that if, and on each occasion that, subsequent to the date hereof and prior to December 12, 1996, the Board of Directors of the Company shall authorize the filing of a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Act") or a qualification pursuant to Regulation A thereunder (a "Qualification"), in connection with the proposed offer of any of the capital stock by it or any of its shareholders for cash (other than an offering solely to employees of the Company), Optionor shall use its best efforts to cause the Company (i) to promptly notify Optionee that such Registration Statement or Qualification will be filed and, if not detrimental to the Company's interests, that the capital stock then held by the Optionee or subject to the Option granted herein will, at the Optionor's or Optionee's request, be included in such Registration Statement or Qualification, (ii) if not detrimental  to  the  Company's  interests,  to  include  in  the
securities   covered   by   such   Registration   Statement    or
Qualification all capital stock which it has been so requested to include, (iii) if not detrimental to the Company's interests, to use the Company's best efforts to cause such Registration Statement or Qualification to become effective as soon as
practicable  and  (iv)  if  not  detrimental  to  the   Company's
interests, to take all other action necessary under any federal or state law or regulation of any governmental authority to permit  all  capital  stock which it has  been  so  requested  to include in such Registration Statement or include in such Registration Statement or Qualification to be sold or otherwise disposed of, and will maintain such compliance with each such
federal   and  state  law  and  regulation  of  any  governmental
authority for ninety (90) days, unless the Company determines in its best interests to maintain appropriate compliance in effect for a longer period. The Optionee agrees that it will not sell any of the capital stock pursuant to the Registration Statement or Qualification other than by or through an underwriter selected by the Company, if any. Notwithstanding the foregoing, if any such offering is underwritten and the representative of the
underwriters   notifies  the  Company   in   writing   that   the
underwriters can proceed with such offering only with respect to a smaller number of shares of capital stock than the total number proposed to be offered by the Company and others, then the number of shares of capital stock proposed to be included in the Registration Statement or Qualification by the Optionee together with all other sellers, other than the Company, shall be reduced pro rata by the amount necessary to reduce the offering to the number of shares of capital stock which the representative of the
underwriters  indicates in its notice to  the  Company.   In  the
event any of the capital stock subject to the Option is to be sold as provided in this subparagraph (a), the Option shall be exercisable to the extent necessary simultaneously with the effectiveness of the Registration Statement or Qualification, notwithstanding any other terms hereof.

           (b) Whenever the Optionor is required pursuant to the provisions of this Section 7 to use its best efforts to take action pursuant to any federal or state law or regulation of governmental authority to permit the sale or other disposition of any capital stock, the Optionor shall use its best efforts to cause the Company to (i) furnish Optionee with such copies of the prospectus, including the preliminary prospectus, conforming to the Act and such other documents as Optionee or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the capital stock; (ii) use its best efforts to register or qualify the capital stock covered by the Registration Statement under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Optionee and each underwriter of the capital stock being sold shall reasonably request; and (iii) take such other actions as may be reasonably necessary or advisable to enable Optionee and such underwriters to consummate the sale or distribution in such

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jurisdiction  or  jurisdictions  in  which  Optionee  shall  have requested that the capital stock be sold; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction or to file a general consent to service or process in any jurisdiction in any action other than one arising out of the offering or sale of the capital stock.

     Optionor agrees that the expenses of each Registration Statement and Qualification referred to in subsection (a) hereof which are not paid by the Company will be paid by the Optionor. Any underwriter's discounts, if any, or brokerage commissions, if any, applicable to the sale of shares of capital stock of Optionee or shares subject to the Option granted herein shall be borne by Optionee.

     8. This Option shall be construed in accordance with the laws of the State of Nevada.

     9. Until December 12, 1996, should Optionee or his heirs, successors and assigns, acquire the shares under this Option and subsequently agree to sell all or a portion of the shares at a price in excess of $3.00 per share, (subject to adjustment as provided in Section 4 hereof), Optionee or his heirs, successors and assigns, as the case may be, must immediately notify Optionor in writing, and Optionee, or his heirs, successors and assigns, as the case may be, grants to Optionor a right of first refusal for a period of 7 days to purchase all or a portion of such shares at a price equal to ninety percent (90%) of the closing market price of the shares on the date of notice. The 7-day period hereunder commences on the date Optionor receives the written notice.

     10.  Optionee warrants and acknowledge that:

           (a) Optionee has received and carefully reviewed the Articles of Incorporation, as amended, of the Company and has executed this Option with a knowledge and understanding of the fundamental aspects of the investment and its risks, and in so entering has relied solely on his/her own independent investigation and his/her independent advisors, and has not relied upon any other written materials or oral representations.

           (b) Optionee has had an opportunity to obtain all information which may be related to the grant of this Option and the rights hereunder so as to make a reasonable investment decision with regard to the entering into this Option.

           (c) Optionee has been informed by Optionor that neither the Option nor the shares issuable thereunder have been registered under the Securities Act of 1933 or the Securities Act of any other State, and may not be offered, sold or transferred in the absence of such registration or an option of counsel for the Company that an exemption from registration is available.

           (d) Optionee is entering into this Option Agreement and will acquire the shares issuable pursuant hereto for his/her own investment, not on behalf of others, and not with a view to resell or otherwise distribute the capital stock, will not sell or otherwise distribute the capital stock without registration under the Securities Act of 1933 or other applicable State Securities Acts or exemptions therefrom.

           (e)   The Optionee understands that the Company and/or
Optionor will permit the transfer of the capital stock only if, in the opinion of the Company's counsel and Optionor's

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counsel,  neither  the  sale  nor  the proposed  transfer of such capital  stock  will  result  in a  violation  of  any applicable
Securities Law, Rule or Regulation.

           (f) Optionee has been informed by Optionor and agrees that (a) stock transfer notations may be made on the stock transfer records of the Company with respect to the shares related to this Agreement, and (b) that a legend will be placed on any certificate or other document evidencing ownership of the capital stock regarding the restrictions on transfer and sale of the capital stock.

            (g) Optionee represents that his/her financial condition is presently adequate to justify this investment, he/she, either alone or with his/her personal representative, has sufficient knowledge and experience in investment and business matters in order to evaluate this investment and he/she is aware of the risks involved in any enterprises such as the Company.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 11th day of December, 1991.

          OPTIONOR                             OPTIONEE

Marnell Corrao, Inc.


By:
    Anthony A.  Marnell II
    President
    4495 South Polaris
    Avenue
    Las Vegas, Nevada 89103

                                               ADDRESS



                                        SOCIAL SECURITY NUMBER